                                               Filed pursuant to Rule 424(b)(5)
                                               Registration Nos. 333-22437 and
                                                                 333-22437-01


Prospectus Supplement (To Prospectus Dated February 28, 1997)

                                      LOGO
CHASE CAPITAL III

$300,000,000

FLOATING RATE CAPITAL SECURITIES, SERIES C
(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

THE CHASE MANHATTAN CORPORATION

The Floating Rate Capital Securities, Series C (the "Series C Capital Securities"), offered hereby represent beneficial ownership interests in Chase Capital III, a statutory business trust created under the laws of the State of Delaware (the "Series C Issuer"). The Chase Manhattan Corporation, a Delaware corporation (the "Corporation"), will be the owner of all the beneficial ownership interests represented by common securities of the
                                                        (Continued on next page)
--------------------------------------------------------------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE S-5 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES C CAPITAL SECURITIES.
--------------------------------------------------------------------------------

THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                                   PROCEEDS TO THE SERIES
                               INITIAL PUBLIC            UNDERWRITING              C
                               OFFERING PRICE(1)         COMMISSIONS(2)            ISSUER(1)(3)(4)
----------------------------------------------------------------------------------------------------------
   PER SERIES C CAPITAL
   SECURITY                    $985.58                   (3)                       $985.58
   TOTAL                       $295,674,000              (3)                       $295,674,000
----------------------------------------------------------------------------------------------------------

(1) Plus accrued distributions from March 1, 1997.

(2) The Series C Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Series C Capital Securities will be invested in the Series C Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $8.75 per Series C Capital Security (or $2,625,000 in the aggregate). See "Underwriting."

(4) Expenses of the offering which are payable by the Corporation are estimated to be $550,000.
--------------------------------------------------------------------------------

This Prospectus Supplement and the related Prospectus may be used by direct or indirect wholly owned subsidiaries of the Corporation, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in the Series C Capital Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

The Series C Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series C Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in New York, New York, on or about March 11, 1997, against payment therefor in immediately available funds.

CHASE SECURITIES INC.
                   GOLDMAN, SACHS & CO.

                                     LEHMAN BROTHERS

                                                  MORGAN STANLEY & CO.
                                                              INCORPORATED
The date of this Prospectus Supplement is March 4, 1997.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SERIES C CAPITAL SECURITIES, INCLUDING STABILIZING, SYNDICATE SHORT COVERING TRANSACTIONS, PENALTY BIDS OR OTHERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                            ------------------------

(cover page continued)

Series C Issuer (the "Series C Common Securities" and, collectively with the Series C Capital Securities, the "Series C Securities"). The Bank of New York is the Property Trustee of the Series C Issuer. The Series C Issuer exists for the sole purpose of issuing the Series C Capital Securities and the Series C Common Securities and investing the proceeds thereof in approximately $309.3 million of Floating Rate Junior Subordinated Deferrable Interest Debentures, Series C (the "Series C Subordinated Debentures"), to be issued by the Corporation. The Series C Subordinated Debentures will mature on March 1, 2027 (which date may be shortened to a date not earlier than March 1, 2012 in certain circumstances as described under "Certain Terms of Series C Subordinated
Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event" upon the occurrence of a Tax Event or a Capital Treatment Event (each as defined herein) if certain conditions are met). The Corporation may not shorten the Stated Maturity (as defined herein) without having received the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so, if then required under applicable capital guidelines or policies. The Series C Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Series C Common Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus.

     Holders of the Series C Capital Securities will be entitled to receive cumulative cash distributions accruing from March 1, 1997 and payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing June 1, 1997, at a variable annual rate equal to LIBOR (as defined herein) plus .55% on the Liquidation Amount (as defined in the accompanying Prospectus) of $1,000 per Series C Capital Security ("Distributions"). The Distribution rate for the initial Distribution Period (as defined below) will be 6.1047% per annum. Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a variable annual rate equal to LIBOR plus .55%, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series C Subordinated Debentures are so deferred, Distributions on the Series C Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Series C Subordinated Debentures (including the 7.67% Junior Subordinated Deferrable Interest Debentures, Series
A (the "Series A Subordinated Debentures"), and the Global Floating Rate Junior Subordinated Deferrable Interest Debentures, Series B (the "Series B
Subordinated Debentures"), of the Corporation). During an Extension Period, interest on the Series C Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series C Capital Securities are entitled will accumulate), at a variable annual rate equal to LIBOR plus
 .55%, compounded quarterly from the relevant payment date for such interest, and holders of Series C Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series C Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Series C Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus). Substantially all of the Corporation's existing indebted-

(cover page continued)

ness constitutes Senior Debt (other than approximately $1,134.1 million of the Corporation's existing indebtedness evidenced by the Series A Subordinated Debentures and Series B Subordinated Debentures). Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Chase Manhattan Bank, Chase Manhattan Bank USA, National Association, and Texas Commerce Bank National Association, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series C Subordinated Debentures (and therefore the Series C Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should only look to the assets of the Corporation for payments on the Series C Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     The Corporation has, through the Series C Guarantee, the Series C Trust Agreement, the Series C Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Series C Issuer's obligations under the Series C Capital Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee" in the accompanying Prospectus. The Series C Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation of the Series C Issuer or redemption of the Series C Capital Securities, but only in each case to the extent of funds held by the Series C Issuer, as described herein (the "Series C Guarantee"). See "Description of Guarantee" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series C Subordinated Debentures held by the Series C Issuer, the Series C Issuer will have insufficient funds to pay Distributions on the Series C Capital Securities. The Series C Guarantee does not cover payment of Distributions when the Series C Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series C Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated
Debentures -- Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series C Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

     The Series C Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series C Subordinated Debentures at their Stated Maturity or earlier redemption. Subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Series C Subordinated Debentures are redeemable prior to their Stated Maturity at the option of the Corporation
(i) on or after March 1, 2007, in whole at any time or in part from time to time, or (ii) at any time in certain circumstances as described under "Certain Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event", in whole (but not in part), upon the occurrence of a Tax Event or a Capital Treatment Event. See "Certain Terms of Series C Capital Securities -- Redemption" and "Certain Terms of Series C Subordinated Debentures -- Redemption."

     The Corporation will have the right at any time to terminate the Series C Issuer, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Certain Terms of Series C Capital Securities -- Liquidation of Series C Issuer and Distribution of Series C Subordinated Debentures to Holders." In the event of the termination of the Series C Issuer, after satisfaction of liabilities to creditors of the Series C Issuer as required by applicable law, the holders of the Series C Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Series C Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution

(cover page continued)

of such amount in Series C Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

     The Series C Capital Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series C Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described in the accompanying Prospectus, Series C Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Certain Terms of Series C Capital Securities -- Registration of Series C Capital Securities."

                               ------------------

     The information in this Prospectus Supplement supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, dated as of December 1, 1996, as amended and supplemented from time to time, between the Corporation and The Bank of New York as trustee (the "Debenture Trustee"), and (ii) the "Series C Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series C Issuer among the Corporation, as Depositor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders of the Series C Capital Securities from time to time. Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.
                               ------------------

                                  RISK FACTORS

     Prospective purchasers of the Series C Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series C Capital Securities may receive Series C Subordinated Debentures in exchange therefor upon liquidation of the Series C Issuer, prospective purchasers of Series C Capital Securities are also making an investment decision with regard to the Series C Subordinated Debentures and should carefully review all the information regarding the Series C Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES C GUARANTEE AND THE SERIES C SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Series C Guarantee issued by the Corporation for the benefit of the holders of Series C Securities and under the Series C Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt (other than approximately $1,134.1 million of the Corporation's existing indebtedness evidenced by the Series A and Series B Subordinated Debentures). Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of the assets of any subsidiary, including The Chase Manhattan Bank, Chase Manhattan Bank USA, National Association, and Texas Commerce Bank National Association, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation or certain of its other subsidiaries. Accordingly, the Series C Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series C Subordinated Debentures should look only to the assets of the Corporation for payments on the Series C Subordinated Debentures. See "The Chase Manhattan Corporation." None of the Indenture, the Series C Guarantee or the Series C Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

     The ability of the Series C Issuer to pay amounts due on the Series C Capital Securities is solely dependent upon the Corporation's making payments on the Series C Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENT; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Series C Capital Securities by the Series C Issuer will also be deferred (and the amount of Distributions to which holders of the Series C Capital Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to LIBOR plus
 .55%, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series C Subordinated Debentures (including, without limitation, the Series A and Series B Subordinated Debentures) or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a variable annual rate equal to LIBOR plus .55%, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series C Capital
Securities -- Distributions" and "Certain Terms of Series C Subordinated Debentures -- Option to Defer Interest Payments."

     Should an Extension Period occur, a holder of Series C Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series C Subordinated Debentures held by the Series C Issuer for United States federal income tax purposes. As a result, a holder of Series C Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Series C Issuer if the holder disposes of the Series C Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series C Capital Securities."

     The Corporation has no current intention of exercising its right to defer payments of interest on the Series C Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series C Capital Securities is likely to be affected. A holder that disposes of its Series C Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series C Capital Securities.

TAX EVENT OR CAPITAL TREATMENT EVENT -- EXCHANGE OF SERIES C CAPITAL SECURITIES FOR SERIES C SUBORDINATED DEBENTURES, SHORTENING OF MATURITY OF SERIES C SUBORDINATED DEBENTURES OR REDEMPTION

     Upon the occurrence and continuation of a Tax Event or Capital Treatment Event (whether occurring before or after March 1, 2007), the Corporation has the right if certain conditions are met, (i) to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 1, 2012, or (ii) to redeem the Series C Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Series C Capital Securities. The exercise of such right is subject to the Corporation's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Certain Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."

     A "Tax Event" means the receipt by the Series C Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series C Capital Securities under the Series C Trust Agreement, there is more than an insubstantial risk that (i) the Series C Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, (ii) interest payable by the Corporation on the Series C Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series C Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. With respect to Series C Subordinated Debentures which are no longer held by the Series C Issuer or another issuer, "Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Series C Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on the Series C Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes (each of the circumstances referred to in clauses (i), (ii) and (iii) of the preceding sentence and the circumstances referred to in this sentence being referred to herein as an "Adverse Tax Consequence").

     See "Risk Factors -- Possible Tax Law Changes Affecting the Series C Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 1, 2012 or cause a redemption of the Series C Capital Securities prior to March 1, 2007.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Series C Capital Securities under the Series C Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series C Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF SERIES C CAPITAL SECURITIES FOR SERIES C SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to terminate the Series C Issuer and, after satisfaction of liabilities to creditors of the Series C Issuer as required by applicable law, cause the Series C Subordinated Debentures to be distributed to the holders of the Series C Capital Securities in exchange therefor upon liquidation of the Series C Issuer. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Certain Terms of Series C Capital Securities -- Liquidation of Series C Issuer and Distribution of Series C Subordinated Debentures to Holders."

     Under current United States federal income tax law and interpretations and assuming, as expected, the Series C Issuer is classified as a grantor trust for such purposes, a distribution of the Series C Subordinated Debentures upon a liquidation of the Series C Issuer should not be a taxable event to holders of the Series C Capital Securities. However, if a Tax Event were to occur which would cause the Series C Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series C Subordinated Debentures, a distribution of the Series C Subordinated Debentures by the Series C Issuer could be a taxable event to the Series C Issuer and the holders of the Series C Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series C Subordinated Debentures to Holders of Series C Capital Securities."

SHORTENING OF STATED MATURITY OF SERIES C SUBORDINATED DEBENTURES

     Upon the occurrence of a Tax Event or a Capital Treatment Event, the Corporation in certain circumstances will have the right to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 1, 2012 and thereby cause the Series C Capital Securities to be redeemed on such earlier date. See "Certain Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."

MARKET PRICES

     There can be no assurance as to the market prices for Series C Capital Securities or Series C Subordinated Debentures that may be distributed in exchange for Series C Capital Securities upon liquidation of the Series C Issuer. Accordingly, the Series C Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series C Subordinated Debentures that a holder of Series C Capital Securities may receive on liquidation of the Series C Issuer, may trade at a discount to the price that the investor paid to purchase the Series C Capital Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series C Capital Securities (which represent beneficial ownership interests in the Series C Issuer) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Certain Terms of Series C Subordinated Debentures" and "Description of Junior Subordinated
Debentures -- Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES C GUARANTEE

     The Series C Guarantee guarantees to the holders of the Series C Securities the following payments, to the extent not paid by the Series C Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series C Securities, to the extent that the Series C Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series C Securities called for redemption, to the extent that the Series C Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series C Issuer (unless the Series C Subordinated Debentures are distributed to holders of the Series C Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series C Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series C Issuer remaining available for distribution to holders of the Series C Securities after payment of creditors of the Series C Issuer as required by applicable law. The Series C Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as the indenture trustee under the Series C Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Series C Guarantee for the benefit of the holders of the Series C Securities. The Bank of New York will also act as Debenture Trustee for the Series C Subordinated Debentures and as Property Trustee under the Indenture and The Bank of New York (Delaware) will act as Delaware Trustee under the Series C Trust Agreement.

     The Series C Guarantee is subordinate as described under "-- Ranking of Subordinated Obligations Under the Series C Guarantee and the Series C Subordinated Debentures."

     The holders of not less than a majority in aggregate Liquidation Amount of the Series C Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series C Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series C Guarantee. Any holder of the Series C Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against the Series C Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series C Subordinated Debentures, the Series C Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series C Securities or otherwise, and, in such event, holders of the Series C Securities would not be able to rely upon the Series C Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series C Subordinated Debentures on the applicable payment date, then a holder of Series C Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series C Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series C Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series C Capital Securities in the Direct Action. Except as described herein, holders of Series C Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series C Subordinated Debentures or assert directly any other rights in respect of the Series C Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities," "-- Debenture Events of Default" and "Description of Guarantee" in the accompanying Prospectus. The Series C Trust Agreement provides that each holder of Series C Securities by acceptance thereof agrees to the provisions of the Series C Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Series C Capital Securities generally will have limited voting rights relating only to the modification of the Series C Capital Securities and the Series C Guarantee and the exercise of the Series C Issuer's rights as holder of Series C Subordinated Debentures and the Series C Guarantee. Holders of Series C Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series C Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Series C Trust Agreement without the consent of holders of Series C Capital Securities to ensure that the Series C Issuer will not be classified for United States federal income tax purposes as an association or publicly traded partnership subject to taxation as a corporation unless such action materially and adversely affects the interests of such holders. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES C CAPITAL SECURITIES

     The Corporation does not intend to have the Series C Capital Securities listed on The New York Stock Exchange or any other securities exchange. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Series C Capital Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Series C Capital Securities.

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES C CAPITAL SECURITIES

     Legislation was proposed by the United States Department of the Treasury on February 6, 1997 as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation") that contained a provision which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision was proposed to be effective generally for instruments issued on or after the date of the first Congressional committee action on the Proposed Legislation (as of March 4, 1997, no Congressional committee action had been taken). If this provision were to apply to the Series C Subordinated Debentures, the Corporation would not be able to deduct the interest on the Series C Subordinated Debentures. There can be no assurance that the Proposed Legislation or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series C Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Such a change could give rise to a Tax Event, which would permit the Corporation, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 1, 2012 or to cause a redemption of the Series C Capital Securities before March 1, 2007. See "Certain Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event" and "-- Redemption" in this Prospectus Supplement and "Description of Preferred Securities -- Redemption or Exchange -- Tax Event or Capital Treatment Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."

                               CHASE CAPITAL III

     Chase Capital III (the "Series C Issuer") is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October 28, 1996, and a restated certificate of trust with the Delaware Secretary of State on November 13, 1996. The Series C Issuer's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series C Issuer exists for the exclusive purposes of (i) issuing and selling the Series C Capital Securities and Series C Common Securities, (ii) using the proceeds from the sale of Series C Capital Securities and Series C Common Securities to acquire Series C Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series C Securities). Accordingly, the Series C Subordinated Debentures will be the sole assets of the Series C Issuer, and payments under the Series C Subordinated Debentures will be the sole revenue of the Series C Issuer. All of the Series C Common Securities will be owned by the Corporation. The Series C Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series C Capital Securities, except that upon the occurrence and continuance of an event of default under the Series C Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Series C Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series C Capital Securities. See "Description of Preferred Securities -- Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series C Common Securities in an aggregate Liquidation Amount at least equal to 3% of the total capital of the Series C Issuer. The Series C Issuer has a term of 55 years, but may terminate earlier as provided in the Series C Trust Agreement. The principal executive office of the Series C Issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000. See "The Issuer" in the accompanying Prospectus.

     It is anticipated that the Series C Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        THE CHASE MANHATTAN CORPORATION

GENERAL

     The Corporation is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended. On March 31, 1996, The Chase Manhattan Corporation ("Old Chase") merged with and into Chemical Banking Corporation, and Chemical Banking Corporation, which was the surviving corporation in the merger, changed its name to "The Chase Manhattan Corporation." As a result of the merger, the Corporation has become the largest banking institution in the United States, with over $300 billion in assets and $20 billion in stockholders' equity.

     The principal bank subsidiaries of the Corporation are The Chase Manhattan Bank, a New York banking corporation (the "Bank"), Chase Manhattan Bank USA, National Association ("Chase USA"), headquartered in Wilmington, Delaware, and Texas Commerce Bank National Association ("Texas Commerce").

     The merger of Old Chase with and into Chemical Banking Corporation was accounted for as a pooling-of-interests and, accordingly, the information presented in this Prospectus Supplement reflects the combined results of Old Chase and the Corporation as if the merger had been in effect for all periods presented.

BUSINESS

     The activities of the Corporation and its subsidiaries are internally organized, for management information purposes, into five principal lines of business. A brief description of each principal line of business is presented below.

Global Bank

     The Global Bank provides banking, financial advisory, trading and investment services to corporations and public-sector clients worldwide through a network of offices in 54 countries, including major operations in all key international financial centers. The Global Bank includes: Global Client Management (focusing on corporate clients, credit and general advisory); Global Investment Banking (including acquisition finance, syndicated finance, high yield finance, private placements, leasing, mergers and acquisitions, and other global investment banking activities); Global Markets (foreign exchange dealing and trading, derivatives (including equity and commodity derivatives) trading and structuring, risk management, securities structuring, underwriting, trading and sales, and the Corporation's funding and securities investment activities); and Chase Capital Partners, a venture capital subsidiary of the Corporation (venture capital and mezzanine finance). In addition, the Global Asset Management and Private Banking group serves high net worth individuals worldwide with banking and investment services, including the Vista family of mutual funds and Vista unit trust funds.

Regional and Consumer Banking

     Regional and Consumer Banking includes: Credit Cards (Chase cardmember services); Deposits and Investments (consumer banking and commercial and professional banking); Mortgage Banking; National Consumer Finance (home equity secured lending, student lending and other consumer lending); International Consumer (consumer activities in Asia and Latin America); Middle Market and Community Development (regional commercial banking); and Texas Commerce. The Corporation maintains a leading market share position in serving the financial needs of consumers, middle market commercial enterprises and small businesses in the tri-state New York metropolitan area. Texas Commerce is a leader in providing financial products and services to businesses and individuals throughout Texas and is the primary bank for more large corporations and middle market companies than any other bank in Texas.

Global Services

     Global Services includes custody, cash management, payments, trade services, trust and other fiduciary services. At September 30, 1996, the Corporation was custodian or trustee for approximately $3.6 trillion of assets.

Terminal Businesses; Corporate

     Terminal Businesses represent discontinued portfolios, which are primarily the refinancing country debt portfolio and the Corporation's nonperforming commercial real estate problem asset and nonperforming portfolio, primarily at the Bank. Corporate includes the management results attributed to the parent company; the Corporation's investment in The CIT Group Holdings, Inc.; the impact of credit card securitizations; and some effects remaining at the corporate level after the implementation of management accounting policies.

     The Corporation is a Delaware corporation with its principal executive office at 270 Park Avenue, New York, New York 10017. Its telephone number is
(212) 270-6000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Corporation's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                                        NINE MONTHS
                                           ENDED                     YEAR ENDED DECEMBER 31,
                                       SEPTEMBER 30,       --------------------------------------------
                                            1996           1995      1994      1993      1992      1991
                                       --------------      ----      ----      ----      ----      ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits.....       1.59           1.90      1.86      1.62      1.50      1.20
  Including Interest on Deposits.....       1.28           1.41      1.42      1.31      1.21      1.07
Earnings to Combined Fixed Charges
  and Preferred Stock Dividend
  Requirements:
  Excluding Interest on Deposits.....       1.53           1.82      1.76      1.52      1.41      1.14
  Including Interest on Deposits.....       1.26           1.38      1.38      1.27      1.18      1.05

     For purposes of computing the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividend requirements, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Series C Capital Securities will be invested by the Series C Issuer in Series C Subordinated Debentures. The Corporation intends that the proceeds from the sale of the Series C Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes, which may include (depending upon the Corporation's capital requirements, market conditions and other factors) the repurchase or redemption of shares of its outstanding common and preferred stock.

     The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series C Capital Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with the Corporation's ability to deduct, for federal income tax purposes, interest payable on the Series C Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to (i) the issuance of $600 million of 7.67% Capital Securities, Series A, by Chase Capital I on December 4, 1996, (ii) the issuance of $500 million of Global Floating Rate Capital Securities, Series B, by Chase Capital II on January 24, 1997, and (iii) the consummation of the offering of the Series C Capital Securities. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                                                                     SEPTEMBER 30, 1996
                                                                   ----------------------
                                                                                    AS
                                                                    ACTUAL       ADJUSTED
                                                                   --------      --------
                                                                       (IN MILLIONS)
           Total long-term debt.................................   $ 12,379      $ 12,379
                                                                   --------      --------
           Guaranteed Preferred Beneficial Interests in
             Corporation's Junior Subordinated Deferrable
             Interest Debentures, Series A(a)...................         --           600
           Guaranteed Preferred Beneficial Interests in
             Corporation's Junior Subordinated Deferrable
             Interest Debentures, Series B(b)...................         --           494
           Guaranteed Preferred Beneficial Interests in
             Corporation's Junior Subordinated Deferrable
             Interest Debentures, Series C(c)...................         --           296
           Preferred Stock of Subsidiary(d).....................        550           550
                                                                   --------      --------
           Stockholders' Equity
             Preferred Stock....................................      2,650         2,650
             Common Stock.......................................        440           440
             Capital Surplus....................................     10,444        10,444
             Retained Earnings..................................      8,091         8,091
             Net Unrealized Loss on Securities Available for
                Sale Net of Taxes...............................       (480)         (480)
             Treasury Stock, At Cost............................         (5)           (5)
                                                                   --------      --------
                Total Stockholders' Equity......................   $ 21,140      $ 21,140
                                                                   --------      --------
           Total Capitalization.................................   $ 34,069      $ 35,459
                                                                   ========      ========

---------------

    (a) On December 4, 1996, Chase Capital I issued $600 million of guaranteed preferred beneficial interests in a registered public offering. Chase Capital I invested the proceeds of such offering, together with approximately $18.6 million paid by the Corporation for Chase Capital I's common securities, in approximately $618.6 million principal amount of Series A Subordinated Debentures. The Series A Subordinated Debentures bear interest at the rate of 7.67% per annum and mature on December 1, 2026. The Corporation owns all of the common securities of Chase Capital I and the sole assets of Chase Capital I are the Series A Subordinated Debentures.

    (b) On January 24, 1997, Chase Capital II issued $500 million of guaranteed preferred beneficial interests in a registered public offering. Chase Capital II invested the proceeds of such offering (approximately $494.1 million), together with approximately $15.3 million paid by the Corporation for Chase Capital II's common securities, in approximately $515.5 million principal amount of Series B Subordinated Debentures. The Series B Subordinated Debentures bear interest at the floating rate of LIBOR plus .50% per annum and mature on February 1, 2027. The Corporation owns all of the common securities of Chase Capital II and the sole assets of Chase Capital II are the Series B Subordinated Debentures.

    (c) As described herein, the sole assets of the Series C Issuer will be approximately $309.3 million principal amount of Series C Subordinated Debentures to be issued by the Corporation to the Series C Issuer. The Series C Subordinated Debentures will bear interest at a variable rate equal to LIBOR plus .55% on the Liquidation Amount of $1,000 per Series C Subordinated Debenture and mature on March 1, 2027. The Corporation will own all of the Series C common securities of the Series C Issuer.

    It is anticipated that the Series C Issuer will not be subject to the reporting requirements under the Exchange Act.

    (d) Reflects the issuance of preferred stock in September 1996 by Chase Preferred Capital Corporation, a wholly owned subsidiary of the Bank, which has elected to be treated for federal income tax purposes as a real estate investment trust.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Series C Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series C Issuer will be included in the consolidated financial statements of the Corporation. The Series C Capital Securities will be presented as part of a separate line item in the consolidated balance sheets of the Corporation under the caption "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures, Series A, Series B and Series C" and appropriate disclosures about the Series C Capital Securities, the Series C Guarantee and the Series C Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series C Capital Securities as an expense in the consolidated statements of income.

     The Corporation has agreed that future financial reports of the Corporation will: (i) present the Preferred Securities issued by other trusts created by the Corporation on the Corporation's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures Series A, Series B and Series C"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of Junior Subordinated Debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and
(c) the obligations of the Corporation under the Junior Subordinated Debentures, the relevant indenture, trust agreement and guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the Preferred Securities issued by such trust.

                  CERTAIN TERMS OF SERIES C CAPITAL SECURITIES

GENERAL

     The following summary of certain terms and provisions of the Series C Capital Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series C Capital Securities, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Series C Trust Agreement to which reference is hereby made. The form of the Series C Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

DISTRIBUTIONS

     The Series C Capital Securities represent beneficial ownership interests in the Series C Issuer, and Distributions on the Series C Capital Securities will be payable at a variable annual rate equal to LIBOR plus .55% on the stated Liquidation Amount of $1,000, payable quarterly in arrears on March 1 , June 1, September 1 and December 1 of each year (each, a "Distribution Date"), to the holders of the Series C Capital Securities on the relevant record dates. The Distribution rate for the initial Distribution Period will be 6.1047% per annum. The record dates for the Series C Capital Securities will be, for so long as the Series C Capital Securities remain in book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution Date and, in the event the Series C Capital Securities are not in book-entry form, the 15th day of the month preceding the month in which the relevant Distribution Date occurs. Distributions will accumulate from March, 1, 1997. The first Distribution Date for the Series C Capital Securities will be

June 1, 1997. The period beginning on and including March 1, 1997 and ending on but excluding the first Distribution Date and each successive period beginning on and including a Distribution Date and ending on but excluding the next succeeding Distribution Date is herein called a "Distribution Period". The amount of Distributions payable for any Distribution Period will be computed on the basis of the actual number of days in such Distribution Period (which number of actual days shall include the first day but exclude the last day of such period) divided by 360. In the event that any Distribution Date would otherwise fall on a day that is not a Business Day (as defined in the accompanying Prospectus), such Distribution Date shall be postponed to the next day that is a Business Day unless it would thereby fall in the next calendar month, in which event the Distribution Date shall be brought forward to the immediately preceding Business Day. See "Description of Preferred
Securities -- Distributions" in the accompanying Prospectus.

     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series C Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, quarterly Distributions on the Series C Capital Securities by the Series C Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Series C Capital Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to LIBOR plus .55%, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series C Subordinated Debentures (including the Series A and Series B Subordinated Debentures) or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series C Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a variable annual rate equal to LIBOR plus .55%, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series C Subordinated Debentures -- Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series C Subordinated Debentures.

DISTRIBUTION RATE

     LIBOR and the amount of Distributions payable in respect of each Distribution Period will be calculated by The Bank of New York, as Calculation Agent, in the same manner as LIBOR and the interest payable in respect of each Interest Period for the Series C Subordinated Debentures, as described under "Certain Terms of Series C Subordinated Debentures -- Interest Rate."

REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Series C Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series C Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for redemption, at a redemption price, with respect to the Series C Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series C Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Series C Subordinated
Debentures -- Redemption." If less than all of the Series C Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Series C Capital Securities and the Series C Common Securities.

     The Corporation has the right to redeem the Series C Subordinated Debentures (i) on or after March 1 , 2007, in whole at any time or in part from time to time, or (ii) at any time, in certain circumstances as described under "Certain Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or a Capital Treatment Event. A redemption of the Series C Subordinated Debentures would cause a mandatory redemption of Series C Capital Securities and Series C Common Securities.

LIQUIDATION OF SERIES C ISSUER AND DISTRIBUTION OF SERIES C SUBORDINATED DEBENTURES TO HOLDERS

     The Corporation will have the right at any time to terminate the Series C Issuer and cause the Series C Subordinated Debentures to be distributed to the holders of the Series C Capital Securities in exchange therefor upon liquidation of the Series C Issuer. Such right is subject to the Corporation's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

     Under current United States federal income tax law and interpretations and assuming, as expected, the Series C Issuer is treated as a grantor trust, a distribution of Series C Subordinated Debentures in exchange for the Series C Capital Securities should not be a taxable event to holders of the Series C Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series C Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Series C Subordinated Debentures to Holders of Series C Capital Securities." If the Corporation elects neither to redeem the Series C Subordinated Debentures prior to maturity nor to liquidate the Series C Issuer and distribute the Series C Subordinated Debentures to holders of the Series C Capital Securities in exchange therefor, the Series C Capital Securities will remain outstanding until the Stated Maturity of the Series C Subordinated Debentures.

     If the Corporation elects to liquidate the Series C Issuer and thereby causes the Series C Subordinated Debentures to be distributed to holders of the Series C Capital Securities in exchange therefor upon liquidation of the Series C Issuer, the Corporation shall continue to have the right to shorten the maturity of or to redeem the Series C Subordinated Debentures in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event, as described under "Certain

Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event."

LIQUIDATION VALUE

     The amount payable on the Series C Capital Securities in the event of any liquidation of the Series C Issuer is $1,000 per Series C Capital Security plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount of Series C Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES C CAPITAL SECURITIES

     The Series C Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series C Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series C Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

     A global security shall be exchangeable for Series C Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series C Issuer that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Series C Issuer in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series C Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series C Capital Securities are issued in definitive form, such Series C Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

     Payments on and any distributions of Series C Subordinated Debentures in exchange for Series C Capital Securities represented by a global security will be made to DTC, as the depositary for the Series C Capital Securities. In the event Series C Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series C Capital Securities will be registrable, Series C Subordinated Debentures will be distributed in exchange for Series C Capital Securities following a termination of the Series C Issuer and Series C Capital Securities will be exchangeable for Series C Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series C Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month preceding the month in which the relevant Distribution payment is scheduled to be paid. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

     The Series C Capital Securities have been assigned CUSIP No. 161478AA0.

               CERTAIN TERMS OF SERIES C SUBORDINATED DEBENTURES

GENERAL

     The following summary of certain terms and provisions of the Series C Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures" to which description reference is hereby made. The summary of certain terms and provisions of the Series C Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, to which reference is hereby made. The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part.

     Concurrently with the issuance of the Series C Capital Securities, the Series C Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series C Common Securities, in the Series C Subordinated Debentures issued by the Corporation. The Series C Subordinated Debentures will bear interest at a variable annual rate equal to LIBOR plus .55 % on the principal amount thereof, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "Interest Payment Date"), commencing June 1, 1997, and at maturity to the person in whose name each Series C Subordinated Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date. The interest rate for the initial Interest Period (as defined below) will be 6.1047% per annum. The period beginning on and including March 1, 1997 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is herein called an "Interest Period". It is anticipated that, until the liquidation, if any, of the Series C Issuer, each Series C Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Series C Capital Securities. The amount of interest payable for any Interest Period will be computed on the basis of the actual number of days in such Interest Period (which number of actual days shall include the first day but exclude the last day of such Interest Period) divided by 360. In the event that any Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day unless it would thereby fall in the next calendar month, in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at a variable annual rate equal to LIBOR plus .55%, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable. Notwithstanding anything to the contrary set forth above, if the maturity date falls on a day that is not a Business Day, the payment of principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on such maturity date and no interest on such payments will accrue from and after the maturity date.

     The Series C Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

     The Series C Subordinated Debentures will mature on March 1, 2027 (such date, as it may be shortened as hereinafter described, the "Stated Maturity"). Such date may be shortened by the Corporation in certain circumstances upon the occurrence of a Tax Event or a Capital Treatment Event as described under "-- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event" to any date not earlier than March 1, 2012. The Corporation may not shorten the Stated Maturity without having received the prior approval of the Federal Reserve to do so, if then required under applicable capital guidelines or policies. In the event that the Corporation elects to shorten the maturity of the Series C Subordinated Debentures, it shall give notice to the Debenture Trustee, and the Debenture Trustee shall give notice of such shortening to the holders of the Series C Subordinated Debentures no less than 30 and no more than 60 days prior to the effectiveness thereof.

     The Series C Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus. Substantially all of the Corporation's existing indebtedness constitutes Senior Debt (other than approximately $1,134.1 million of the Corporation's existing indebtedness evidenced by the Series A and Series B Subordinated Debentures). Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, Chase USA and Texas Commerce, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series C Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series C Subordinated Debentures should look only to the assets of the Corporation for payments on the Series C Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus.

INTEREST RATE

     The interest rate for the initial Interest Period will be 6.1047% per annum. Thereafter, The Bank of New York, as Calculation Agent (the "Calculation Agent"), will calculate the interest rate for each Interest Period based on LIBOR determined as of two London Banking Days (defined as any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market) prior to the first day of such Interest Period (each, a "Determination Date"). "LIBOR" means, with respect to an Interest Period relating to an Interest Payment Date (in the following order of priority):

          (1) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date;

          (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary, rounded upwards to the nearest whole multiple of 0.00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

          (3) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded upwards to the nearest whole multiple of 0.00001%) of such quotations;

          (4) if fewer than two such quotations are provided as requested in clause (3) above, the Calculation Agent will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary, rounded upwards to the nearest whole multiple of 0.00001%) of such quotations; and

          (5) if fewer than two such quotations are provided as requested in clause (4) above, LIBOR will be LIBOR as determined on the previous Determination Date.

     If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

     The interest rate on the Series C Subordinated Debentures will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States laws of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit will not apply to Series C Subordinated Debentures in a principal amount of $2,500,000 or more.

     Absent manifest error, the Calculation Agent's determination of LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. Investors may obtain the interest rates for the current and preceding Interest Period by writing or calling Corporate Trust Administration at the Calculation Agent at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286 (telephone (800) 524-4458).

OPTION TO DEFER INTEREST PAYMENTS

     So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series C Subordinated Debentures to defer payment of interest on the Series C Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series C Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Series C Subordinated Debentures (together with interest on such unpaid interest at a variable annual rate equal to LIBOR plus .55%, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will accrue and holders of Series C Subordinated Debentures (or holders of Series C Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series C Subordinated Debentures (including the Series A and Series B Subordinated Debentures) or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series C Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series C Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series C Subordinated Debentures, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Series C Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at a variable annual rate equal to LIBOR plus .55%, compounded quarterly, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date Distributions on the Series C Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Series C Capital Securities may then be listed or quoted or to holders of Series C Subordinated Debentures of the record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series C Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" in the accompanying Prospectus.

TRUST COSTS AND EXPENSES

     In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Series C Capital Securities) and all costs and expenses of the Series C Issuer (including costs and expenses relating to the organization of the Series C Issuer, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Series C Issuer) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Series C Issuer might become subject.

REDEMPTION

     Subject to the Corporation's having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, the Series C Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after March 1, 2007, in whole at any time or in part from time to time or (ii) at any time, in certain circumstances as described under "Certain Terms of Series C Subordinated
Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event," in whole (but not in part) within 90 days following the occurrence of a Tax Event or Capital Treatment Event. The proceeds of any such redemption will be used by the Series C Issuer to redeem the Series C Securities.

     The redemption price with respect to the Series C Subordinated Debentures shall be equal to 100% of the principal amount of the Series C Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date of redemption.

DISTRIBUTION OF SERIES C SUBORDINATED DEBENTURES

     As described under "Certain Terms of Series C Capital
Securities -- Liquidation of Series C Issuer and Distribution of Series C Subordinated Debentures to Holders," under certain circumstances involving the termination of the Series C Issuer, Series C Subordinated Debentures may be distributed to the holders of the Series C Capital Securities in exchange therefor upon liquidation of the Series C Issuer after satisfaction of liabilities to creditors of the Series C Issuer as provided by applicable law. If distributed to holders of Series C Capital Securities, the Series C Subordinated

Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series C Capital Securities, will act as depositary for the Series C Subordinated Debentures. It is anticipated that the depositary arrangements for the Series C Subordinated Debentures would be substantially identical to those in effect for the Series C Capital Securities. There can be no assurance as to the market price of any Series C Subordinated Debentures that may be distributed to the holders of Series C Capital Securities.

CONDITIONAL RIGHT TO SHORTEN MATURITY OR REDEEM UPON A TAX EVENT OR CAPITAL TREATMENT EVENT

     If a Tax Event or a Capital Treatment Event occurs and either (i) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting the termination of the Series C Issuer and the distribution of the Series C Subordinated Debentures to the holders of the Series C Capital Securities in exchange therefor upon liquidation of the Series C Issuer, be more than an insubstantial risk that an Adverse Tax Consequence (as defined in "Risk Factors -- Tax Event or Capital Treatment Event -- Exchange of Series C Capital Securities for Series C Subordinated Debentures, Shortening of Maturity of Series C Debentures or Redemption") would continue to exist, (ii) in the reasonable determination of the Corporation, there would in all cases, after effecting the termination of the Series C Issuer and the distribution of the Series C Subordinated Debentures to the holders of the Series C Capital Securities in exchange therefor upon liquidation of the Series C Issuer, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series C Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, or (iii) the Series C Subordinated Debentures are not held by the Series C Issuer, then the Corporation shall have the right (a) to shorten the Stated Maturity of the Series C Subordinated Debentures to the minimum extent required, but in any event to a date not earlier than March 1, 2012 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Corporation experienced in such matters, after advancing the Stated Maturity, interest paid on the Series C Subordinated Debentures will be deductible for federal income tax purposes, or (b) if either (x) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist or (y) in the reasonable determination of the Corporation, there would in all cases, after effecting a Maturity Advancement, be more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series C Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation, to redeem the Series C Subordinated Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. See "Certain Terms of Series C Capital
Securities -- Liquidation of Series C Issuer and Distribution of Series C Subordinated Debentures to Holders" and " -- Redemption" and "Certain Terms of Series C Subordinated Debentures -- General."

     Holders of Series C Capital Securities should consult their own tax advisors regarding the tax consequences to them of a Maturity Advancement.

     See "Certain Federal Tax Law Consequences -- Possible Tax Law Changes" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to shorten the Stated Maturity of the Series C Subordinated Debentures or cause a redemption of Series C Capital Securities prior to March 1, 2007.

REGISTRATION OF SERIES C SUBORDINATED DEBENTURES

     The Series C Subordinated Debentures will be registered in the name of the Series C Issuer. In the event that the Series C Subordinated Debentures are distributed to holders of Series C Capital Securities, it is anticipated that the depositary and other arrangements for the Series C Subordinated Debentures will be substantially identical to those in effect for the Series C Capital Securities as applicable. See "Certain Terms of Series C Capital
Securities -- Registration of Series C Capital Securities."

                      CERTAIN TERMS OF SERIES C GUARANTEE

     The Series C Guarantee guarantees to the holders of the Series C Securities the following payments, to the extent not paid by the Series C Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series C Securities, to the extent that the Series C Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series C Securities called for redemption, to the extent that the Series C Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series C Issuer (unless the Series C Subordinated Debentures are distributed to holders of the Series C Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series C Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series C Issuer remaining available for distribution to holders of the Series C Securities after payment of creditors of the Series C Issuer as required by applicable law. The Series C Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series C Guarantee for the benefit of the holders of the Series C Securities. The Bank of New York will also act as Debenture Trustee for the Series C Subordinated Debentures and as Property Trustee.

     The holders of not less than a majority in aggregate Liquidation Amount of the Series C Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series C Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series C Guarantee. Any holder of the Series C Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series C Guarantee without first instituting a legal proceeding against the Series C Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series C Subordinated Debentures, the Series C Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series C Securities or otherwise, and, in such event, holders of the Series C Capital Securities would not be able to rely upon the Series C Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest on or principal of the Series C Subordinated Debentures on the applicable payment date, then a holder of Series C Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest on such Series C Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series C Capital Securities of such holder. In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series C Capital Securities in the Direct Action. Except as described herein, holders of Series C Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series C Subordinated Debentures or assert directly any other rights in respect of the Series C Subordinated Debentures. See "Description of Guarantee" in the accompanying Prospectus. The Series C Trust Agreement provides that each holder of Series C

Securities by acceptance thereof agrees to the provisions of the Series C Guarantee and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Simpson Thacher & Bartlett, special tax counsel to the Corporation and the Series C Issuer ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Series C Capital Securities. Unless otherwise stated, this summary deals only with Series C Capital Securities held as capital assets by United States Persons (defined below) who purchase the Series C Capital Securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Series C Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES C CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE SERIES C CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "CERTAIN TERMS OF SERIES C CAPITAL SECURITIES -- REDEMPTION."

CLASSIFICATION OF THE SERIES C ISSUER

     In connection with the issuance of the Series C Capital Securities, Tax Counsel is of the opinion that, under current law and assuming compliance with the terms of the Series C Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Series C Issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series C Capital Securities (a

"Securityholder") will be treated as owning an undivided beneficial interest in the Series C Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Series C Subordinated Debentures. See "-- Interest Income and Original Issue Discount."

CLASSIFICATION OF THE SERIES C SUBORDINATED DEBENTURES

     The Corporation, the Series C Issuer and the holders of the Series C Securities (by acceptance of a beneficial interest in a Series C Security) will agree to treat the Series C Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Series C Subordinated Debentures, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Series C Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the applicable Treasury regulations, the Series C Subordinated Debentures will not be considered to have been issued with "original issue discount" ("OID") within the meaning of Section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Series C Subordinated Debentures generally will be included in income by a Securityholder at the time such interest income is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

     If, however, the Corporation exercises its right to defer payments of interest on the Series C Subordinated Debentures, the Series C Subordinated Debentures will become OID instruments at such time and all Securityholders will be required to accrue the stated interest on the Series C Subordinated Debentures on a daily basis during the Extension Period, even though the Company will not pay such interest until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. Moreover, thereafter the Series C Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders would be required to continue to include the stated interest on the Series C Subordinated Debentures in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Series C Subordinated Debentures, and actual cash payments of interest on the Series C Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) will increase such Securityholder's tax basis in its Series C Capital Securities, and the amount of Distributions received by a Securityholder with respect to such Series C Capital Securities will reduce the tax basis of such Series C Capital Securities.

     The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Series C Subordinated Debentures was OID regardless of whether the Corporation exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

     Corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series C Capital Securities.

DISTRIBUTION OF SERIES C SUBORDINATED DEBENTURES TO HOLDERS OF SERIES C CAPITAL SECURITIES

     Under current law, a distribution by the Series C Issuer of the Series C Subordinated Debentures as described under the caption "Certain Terms of Series C Capital Securities --

Liquidation of Series C Issuer and Distribution of Series C Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series C Subordinated Debentures previously held indirectly through the Series C Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series C Capital Securities before such distribution. If, however, the liquidation of the Series C Issuer were to occur because the Series C Issuer is subject to United States federal income tax with respect to income accrued or received on the Series C Subordinated Debentures as a result of a Tax Event or otherwise, the distribution of Series C Subordinated Debentures to Securityholders by the Series C Issuer could be a taxable event to the Series C Issuer and each Securityholder, and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series C Capital Securities for the Series C Subordinated Debentures it received upon the liquidation of the Series C Issuer. A Securityholder will accrue interest in respect of Series C Subordinated Debentures received from the Series C Issuer in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF SERIES C CAPITAL SECURITIES

     Gain or loss will be recognized by a Securityholder on a sale of Series C Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized by the Securityholder on the sale or redemption of the Series C Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such Securityholder's allocable share of the Series C Subordinated Debentures that such Securityholder had not included in income previously) and the Securityholder's adjusted tax basis in the Series C Capital Securities sold or redeemed. Such gain or loss generally will be taxable as long-term capital gain or loss if the Securityholder held the Series C Capital Securities that it sold or redeemed for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

NON-UNITED STATES HOLDERS

     As used herein, the term "Non-United States Holder" means any Securityholder that is not a United States Person. As discussed above, the Series C Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Series C Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Series C Issuer (or the Corporation) or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Series C Capital Securities (or the Series C Subordinated Debentures) to a Non-United States Holder, provided (i) that the beneficial owner of the Series C Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Corporation through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest on the Series C Subordinated Debentures is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

          (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Series C Capital Securities (or the Series C Subordinated Debentures).

     To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Series C Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Series C Issuer or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Series C Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Series C Issuer or the paying agent with a copy thereof.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% United States federal withholding tax unless the Beneficial Owner provides the Series C Issuer or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or a successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or a successor form) stating that interest paid on the Series C Capital Securities (or the Series C Subordinated Debentures) is not subject to such withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Series C Capital Securities (or the Series C Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale or other disposition of the Series C Capital Securities (or the Series C Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a United States trade or business of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Series C Subordinated Debentures, the requirements described above are not satisfied.

     As discussed below, the Proposed Legislation would deny an interest deduction to the Corporation for the interest payable on the Series C Subordinated Debentures. The Proposed Legislation also may cause the Series C Subordinated Debentures to be classified as equity (rather than indebtedness) of the Corporation for United States federal income purposes and, thus, cause the income derived from the Series C Subordinated Debentures to be characterized as dividend, rather than interest, income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (a) above. Therefore, if the Proposed Legislation is enacted, income derived by a Non-United States Holder on the Series C Capital Securities may be subject to the 30% United States federal withholding tax described above unless a reduction or elimination of such tax was available under an applicable United States tax treaty or such dividend income was effectively connected with a trade or business carried on in the United States by such Non-United States Holder. There can be no assurance that the Proposed Legislation or future legislative or administrative proposals or final legislation will not adversely affect the characterization of income paid on the Series C Capital Securities (or the Series C Subordinated Debentures) or otherwise adversely affect a Non-United States Holder. See "-- Possible Tax Law Changes."

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of OID accrued on the Series C Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders), if any, will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

     Payment of the proceeds from the disposition of Series C Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the Series C Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Series C Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

     The Proposed Legislation contained a provision which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision was proposed to be effective generally for instruments issued on or after the date of the first Congressional committee action on the Proposed Legislation (as of March 4, 1997, no Congressional committee action had been taken). If this provision were to apply to the Series C Subordinated Debentures, the Corporation would not be able to deduct the interest on the Series C Subordinated Debentures. There can be no assurance that the Proposed Legislation or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series C Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Moreover, such a change could give rise to a Tax Event, which would permit the Corporation, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to shorten the maturity of the Series C Subordinated Debentures to a date not earlier than March 1, 2012, or to cause a redemption of the Series C Capital Securities before March 1 , 2007. See "Certain Terms of Series C Subordinated Debentures -- Conditional Right to Shorten Maturity or Redeem upon a Tax Event or Capital Treatment Event", and
"-- Redemption" in the Prospectus Supplement and "Description of Preferred Securities -- Redemption or Exchange -- Tax Event or Capital Treatment Event Redemption" in the accompanying Prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Series C Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable state laws.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Series C Issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Series C Issuer and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Series C Issuer would not be deemed to be "plan assets" of investing Plans if, at all times, less than 25% of the value of each class of equity interests in the Series C Issuer were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"), or if the Series C Capital Securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. No assurance can be given that the Series C Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Series C Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. In addition, no assurance can be given that the Series C Capital Securities would be considered to be "publicly-offered securities" under the Plan Assets Regulation. All of the Series C Common Securities will be purchased and initially held by the Corporation.

     Certain transactions involving the Series C Issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Series C Capital Securities were acquired with "plan assets" of such Plan and the assets of the Series C Issuer were deemed to be "plan assets" of Plans investing in the Series C Issuer. For example, if the Corporation were a Party in Interest with respect to a Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between the Corporation and the Series C Issuer (as represented by the Series C Subordinated Debentures and the Series C Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). In addition, if the Corporation were considered to be a fiduciary with respect to the Series C Issuer as a result of certain powers it holds (such as the powers to remove and replace the Property Trustee and the Administrative Trustees), it is possible that the optional redemption or acceleration of the Series C Subordinated Debentures would be considered to be prohibited transactions under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. IN ORDER TO AVOID SUCH PROHIBITED TRANSACTIONS, EACH INVESTING PLAN, BY PURCHASING SERIES C CAPITAL SECURITIES, WILL BE DEEMED TO HAVE DIRECTED THE SERIES C ISSUER TO INVEST IN THE SERIES C SUBORDINATED DEBENTURES AND TO HAVE APPOINTED THE PROPERTY TRUSTEE.

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Series C Capital Securities if assets of the Series C Issuer were deemed to be "plan assets" of Plans investing in the Series C Issuer as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers). PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

     Because the Series C Capital Securities may be deemed to be equity interests in the Series C Issuer for purposes of applying ERISA and Section 4975 of the Code, the Series C Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Series C Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Series C Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Corporation and the Series C Issuer may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Series C Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Series C Issuer were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Chase Capital III Standard Provisions and the Pricing Agreement dated March 4, 1997 (collectively, the "Underwriting Agreement"), the Corporation and the Series C Issuer have agreed that the Series C Issuer will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Series C Issuer, the respective number of Series C Capital Securities set forth opposite its name below:

                                                                             NUMBER
                                                                               OF
                                                                            SERIES C
                                                                            CAPITAL
                                      NAME                                  SECURITIES
        ----------------------------------------------------------------    --------
        Chase Securities Inc. ..........................................      75,000
        Goldman, Sachs & Co. ...........................................      75,000
        Lehman Brothers Inc. ...........................................      75,000
        Morgan Stanley & Co. Incorporated...............................      75,000
                                                                            --------
                  Total.................................................     300,000
                                                                            ========

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Series C Capital Securities if any are taken.

     The Underwriters propose initially to offer the Series C Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession not in excess of $5.00 per Series C Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not to exceed $2.50 per Series C Capital Security to certain brokers and dealers. After the Series C Capital Securities are released for sale to the public, the initial public offering price and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds from the sale of the Series C Capital Securities will be used to purchase the Series C Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $8.75 per Series C Capital Security for the accounts of the several Underwriters.

     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Series C Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Series C Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act"); (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or (iii) individual "accredited investors", as defined in Rule 501(a)(4)-(6) of Regulation D under the Act, for whom an investment in non-convertible investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

     The Corporation and the Series C Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series C Capital Securities, as determined by the Underwriters, and (ii) the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Series C Issuer, or any preferred securities or any other securities of the Series C Issuer or the Corporation which are substantially similar to the Series C Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either the Series C Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series C Capital Securities offered in connection with this offering.

     The Series C Capital Securities are a new issue of securities with no established trading market. The Series C Issuer does not intend to apply for listing of the Series C Capital Securities on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Series C Capital Securities as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Series C Capital Securities and any such market making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Series C Capital Securities.

     The Corporation and the Series C Issuer have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Act.

     Chase Securities Inc., the managing underwriter, is a wholly owned subsidiary of the Corporation. This Prospectus Supplement and the related Prospectus may be used by direct or indirect wholly owned subsidiaries of the Corporation, including Chase Securities Inc., in connection with offers and sales related to secondary market transactions in the Series C Capital Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

     Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

     Chase Securities Inc., as the managing underwriter, on behalf of the Underwriters, may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series C Capital Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit such managing underwriter to reclaim a selling concession from a syndicate member when the Series C Capital Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series C Capital Securities to be higher than it would otherwise be in the absence of such transactions.

                             VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the Series C Capital Securities, the enforceability of the Series C Trust Agreement and the formation of the Series C Issuer will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Corporation and the Series C Issuer. The validity of the Series C Guarantee and the Series C Subordinated Debentures will be passed upon for the Corporation by Simpson Thacher & Bartlett (a partnership which includes professional corporations) and for the Underwriters by Cravath, Swaine & Moore. Simpson Thacher & Bartlett and Cravath, Swaine & Moore will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Cravath, Swaine & Moore from time to time has represented and continues to represent the Corporation and its subsidiaries in a substantial number of matters on a regular basis. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Corporation by Simpson Thacher & Bartlett.

                                  $300,000,000

                        THE CHASE MANHATTAN CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

                               CHASE CAPITAL III
                 PREFERRED SECURITIES FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY

                        THE CHASE MANHATTAN CORPORATION

     The Chase Manhattan Corporation, a Delaware corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Debt (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."

     Chase Capital III, a trust created under the laws of the State of Delaware (the "Issuer"), may offer, from time to time, securities (the "Preferred Securities") representing beneficial ownership interests in such Issuer. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in the Issuer. Holders of the Preferred Securities will be entitled to receive cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.
     Concurrently with the issuance by the Issuer of its Preferred Securities, the Issuer will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, the
                                                        (continued on next page)

  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

               The date of this Prospectus is February 28, 1997.

(cover page continued)

Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred Securities -- Distributions."

     Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture and the Trust Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee". The payment of Distributions with respect to the Preferred Securities of the Issuer and payments on liquidation of such Issuer or redemption of such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (the "Guarantee"). See "Description of Guarantee." The obligations of the Corporation under the Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Debt of the Corporation.

     The Corresponding Junior Subordinated Debentures will be the sole assets of the Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of the Issuer. If so provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Federal Reserve (if such approval is then required under the applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate the Issuer and, after satisfaction of liabilities to the creditors of such Issuer as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in exchange therefor upon liquidation of their interests in such Issuer. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $300 million. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation and the Issuer have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

     No separate financial statements of the Issuer have been included herein. The Corporation and the Issuer do not consider that such financial statements would be material to holders of the Preferred Securities because the Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. See "The Issuer," "Description of Preferred Securities," "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated De-bentures" and "Description of Guarantee." In addition, the Corporation does not expect that the Issuer will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1995.

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

     3. Current Reports on Form 8-K dated January 12, 1996, January 18, 1996, January 19, 1996, February 5, 1996, March 25, 1996, March 31, 1996,
        April 16, 1996, July 17, 1996, September 30, 1996, October 7, 1996,
        October 15, 1996, December 17, 1996 and January 23, 1997.

     Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: The Chase Manhattan Corporation, 270 Park Avenue, New York, New York 10017, Attention:
Office of the Secretary, telephone number (212) 270-4040.

                        THE CHASE MANHATTAN CORPORATION

     The Corporation is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended. On March 31, 1996, The Chase Manhattan Corporation ("Old Chase") merged with and into Chemical Banking Corporation, and Chemical Banking Corporation changed its name to "The Chase Manhattan Corporation."

     The Corporation is a Delaware corporation with its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-6000.

                                   THE ISSUER

     The Issuer is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee and two Administrative Trustees (as defined herein) of such Issuer and (ii) the filing of a certificate of trust and a restated certificate of trust with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety (as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and
(iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of the Issuer, and payments under the Corresponding Junior Subordinated Debentures will be the sole revenue of the Issuer.

     All of the Common Securities of the Issuer will be owned by the Corporation. The Common Securities of the Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of the Issuer, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of the Issuer. See "Description of Preferred Securities -- Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of the Issuer.

     Unless otherwise specified in the applicable Prospectus Supplement, the Issuer has a term of approximately 55 years, but may terminate earlier as provided in the Trust Agreement. The Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Issuer will be The Bank of New York, as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantee and the Indenture. See "Description of Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of the Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for the Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation will pay all fees and expenses related to the Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer.

     The principal executive office of the Issuer is located at 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

                                USE OF PROCEEDS

     Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding

Junior Subordinated Debentures issued to the Issuer in connection with the investment by the Issuer of all of the proceeds from the sale of Trust Securities) for general corporate purposes, including investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Bank of New York, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "-- Subordination." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including The Chase Manhattan Bank, Chase Manhattan Bank USA, National Association, and Texas Commerce Bank National Association, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination" and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, the record dates for any interest payable on any Interest Payment Date (the "Regular Record

Dates") and the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indenture may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation or right; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $25 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the full principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement and Guarantee Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The

Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary, which may include the account of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and CEDEL Bank, societe anonyme ("Cedel") ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants including Cedel and Euroclear and their participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

     Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined herein) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Debenture Tax Event or Capital Treatment Event, at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

     "Debenture Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.

     A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the applicable Preferred Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date, interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the Related Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

          (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right.

     The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

     The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee, on behalf of the holders of Trust Securities, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

     No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) and every obligation of the type referred to in clauses
(i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

TRUST EXPENSES

     Pursuant to the Indenture, the Corporation has irrevocably and unconditionally agreed with the Issuer that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amount of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satisfied in connection with a termination of such Issuer.

GOVERNING LAW

     The Indenture is, and the Junior Subordinated Debentures will be, governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of the Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of the Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights, in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "-- Modification of Indenture" and " -- Debenture Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of the Issuer shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

     The Corporation will covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind up or liquidate the Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Preferred Securities and the Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Issuer is a legally separate entity and its assets are not available to satisfy the obligations of any other statutory business trust whose Common Securities are owned by the Corporation.

GENERAL

     The Preferred Securities of the Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Issuer except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. The Guarantee Agreement executed by the Corporation for the benefit of the holders of the Issuer's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the Issuer does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Unless otherwise stated in the applicable Prospectus Supplement, in the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

     The Issuer's Preferred Securities represent beneficial ownership interests in the Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to such Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

     The revenue of the Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under "Description of Guarantee."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 or more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

     The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, or (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

     Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation's having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time to liquidate the Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by the Issuer to be distributed to the holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer.

     Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital

Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to liquidate the Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding.

     Possible Tax Law Changes. Legislation was proposed by the United States Department of the Treasury on February 6, 1997 as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation") that contained a provision which generally would deny the interest deduction for interest paid or accrued on an instrument issued by a corporation that (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision was proposed to be effective generally for instruments issued on or after the date of the first Congressional committee action on the Proposed Legislation (as of February 25, 1997, no Congressional committee action had been taken). If this provision were to apply to the Series C Subordinated Debentures, the Corporation would not be able to deduct the interest on the Series C Subordinated Debentures. There can be no assurance that the Proposed Legislation or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Moreover, such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Related Preferred Securities.

     "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed.

     "Liquidation Amount" means the stated amount of $25 per Trust Security.

     "Tax Event" with respect to the Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding, (ii) the depository or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred Securities not held by The Depository Trust Company ("DTC") or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such

Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

     If less than all of the Preferred Securities and Common Securities issued by the Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

     In the case of any event of default under the Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the Trust Agreement, the Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under
 -- Redemption or Exchange -- Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Trust Agreement (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 90 days thereof.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "Subordination of Common Securities" and "-- Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in the Trust Agreement. The Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for the Issuer to redeem and cancel its Preferred Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the

Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants, which may include Euroclear and Cedel. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants including Euroclear and Cedel. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if the Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of its Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of the Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with the Property Trustee as custodian for DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

     Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities or the Junior Subordinated Debentures in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security or Junior Subordinated Debenture from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security or Junior Subordinated Debenture by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuer nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities and Common Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under the Guarantee for the purposes of compliance with the Trust Indenture Act and the Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantee, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which the Guarantee relates. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the related Issuer's Preferred Securities and Common Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Trust Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Trust Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but will apply only to the extent that such Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "-- Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Chase Manhattan Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

     The Corporation has, through the Guarantee, the Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as the Junior Subordinated Debentures.

     The Guarantee will rank pari passu with all other Guarantees issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the related Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. The Guarantee does not limit the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred
Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Corresponding Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, the Issuer will not pay Distributions or other amounts due on the Related Preferred Securities. The Guarantee does not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distribu-tions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUER

     The Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and the Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from the Corporation under the Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding up or liquidation of the Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer as required by applicable law, the holders of the related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

     The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and the Issuer may sell the Junior Subordinated Debentures and Preferred Securities, respectively, as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

     Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by the Corporation and/or the Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

     In connection with the offering of the Preferred Securities of the Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the Issuer and/or any of their affiliates in the ordinary course of business.

     The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Corporation by Simpson Thacher & Bartlett (a partnership which includes professional corporations), counsel to the Corporation, and for the Issuer by Richards, Layton & Finger, special Delaware counsel to the Issuer and the Corporation. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for the Underwriters by Cravath, Swaine & Moore. Simpson Thacher & Bartlett and Cravath, Swaine & Moore will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law. Cravath, Swaine & Moore from time to time has represented and continues to represent the Corporation and its subsidiaries in a substantial number of matters on a regular basis.

                                    EXPERTS

     The consolidated financial statements and schedules of the Corporation and subsidiaries appearing in the Corporation's 1995 Annual Report to stockholders set forth in the Current Report on Form 8-K dated April 16, 1996 have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE SERIES C ISSUER OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE HERETO OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE SERIES C ISSUER SINCE THE DATE HEREOF.

             ------------------------------------------------------
TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Risk Factors..............................   S- 5
Chase Capital III.........................   S-11
The Chase Manhattan Corporation...........   S-11
Consolidated Ratios of Earnings to Fixed
  Charges.................................   S-13
Use of Proceeds...........................   S-13
Capitalization............................   S-14
Accounting Treatment......................   S-15
Certain Terms of Series C Capital
  Securities..............................   S-15
Certain Terms of Series C Subordinated
  Debentures..............................   S-19
Certain Terms of Series C Guarantee.......   S-24
Certain Federal Income Tax Consequences...   S-25
Certain ERISA Considerations..............   S-29
Underwriting..............................   S-31
Validity of Securities....................   S-33
PROSPECTUS
Available Information.....................      3
Incorporation of Certain Documents by
  Reference...............................      4
The Chase Manhattan Corporation...........      4
The Issuer................................      5
Use of Proceeds...........................      5
Description of Junior Subordinated
  Debentures..............................      6
Description of Preferred Securities.......     18
Book-Entry Issuance.......................     30
Description of Guarantee..................     33
Relationship Among the Preferred
  Securities, the Corresponding Junior
  Subordinated Debentures and the
  Guarantee...............................     35
Plan of Distribution......................     37
Validity of Securities....................     38
Experts...................................     38

Prospectus Supplement

CHASE CAPITAL III

$300,000,000

FLOATING RATE CAPITAL SECURITIES,
SERIES C

(LIQUIDATION AMOUNT $1,000
PER CAPITAL SECURITY)
FULLY AND UNCONDITIONALLY GUARANTEED,
AS DESCRIBED HEREIN, BY

THE CHASE MANHATTAN CORPORATION

LOGO
CHASE SECURITIES INC.
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS
MORGAN STANLEY & CO.
                 INCORPORATED

Dated March 4, 1997